Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Omada Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.001 per share (“Common Stock”), reserved for issuance upon the exercise of stock option awards outstanding under the Registrant’s 2011 Stock Plan, as amended (the “2011 Plan”)	Rule 457(h)	12,033,520(2)	$7.44(3)	$89,529,388.80	$153.10 per $1,000,000	$13,706.95

Equity	Common Stock reserved for future issuance pursuant to awards under the Registrant’s 2025 Incentive Award Plan (the “2025 Plan”)	Rule 457(h)	5,045,541(4)	$19.00(5)	$95,865,279.00	$153.10 per $1,000,000	$14,676.98

Equity	Common Stock reserved for future issuance pursuant to awards under the Registrant’s 2025 Employee Stock Purchase Plan (the “ESPP”)	Rule 457(h)	1,121,231(6)	$16.15(7)	$18,107,880.65	$153.10 per $1,000,000	$2,772.32

	Total Offering Amounts				$203,502,548.45		$31,156.25

	Total Fee Offsets(8)						–

	Net Fee Due						$31,156.25

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of Common Stock that become issuable under the 2011 Plan, the 2025 Plan, and the ESPP, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Represents shares of Common Stock reserved for issuance pursuant to stock option awards outstanding under the 2011 Plan as of the date of this Registration Statement. To the extent outstanding awards under the 2011 Plan are forfeited, lapse unexercised, are repurchased, are used to pay the exercise price of an award or are withheld to satisfy tax obligations of an award or would otherwise have been returned to the share reserve under the 2011 Plan, the shares of Common Stock subject to such awards instead will be available for future issuance as Common Stock under the 2025 Plan. See footnote (4) below.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the weighted-average exercise price for stock option awards outstanding under the 2011 Plan of $7.44 per share (rounded up to the nearest cent) as of the date of this Registration Statement.

(4)

Represents shares of Common Stock reserved for future issuance under the 2025 Plan as of the date of this Registration Statement. To the extent outstanding awards under the 2011 Plan are forfeited, lapse unexercised, are repurchased, are used to pay the exercise price of an award or are withheld to satisfy tax obligations of an award or would otherwise have been returned to the share reserve under the 2011 Plan, the shares of Common Stock subject to such awards instead will be available for future issuance as Common Stock under the 2025 Plan. See footnote (2) above. The number of shares reserved for issuance pursuant to awards under the 2025 Plan will automatically increase on the first day of each calendar year beginning January 1, 2026 and continuing annually on the anniversary thereof through (and including) January 1, 2035, equal to the lesser of (i) 5% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year (calculated on an as-converted basis) and (ii) such smaller number of shares of Common Stock as determined by the Registrant’s board of directors (the “Board”) or one or more committees or subcommittees of the Board.

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Common Stock of $19.00 per share.

(6)

Represents shares of Common Stock reserved for issuance under the ESPP as of the date of this Registration Statement. The number of shares reserved for issuance pursuant to awards under the ESPP will automatically increase on the first day of each calendar year beginning January 1, 2026 and continuing annually on the anniversary thereof through (and including) January 1, 2035, equal to the lesser of (i) 1% of the shares of Common Stock outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares of Common Stock as determined by the Board or the compensation committee of the Board.

(7)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Common Stock of $19.00 per share, multiplied by 85%, which reflects the discount to the purchase price applicable to purchases under the ESPP.

(8)	The Registrant has no fee offsets.